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                                                                    Exhibit 10.8

                            LONG-TERM INCENTIVE PLAN

                                       FOR

                                SENIOR EXECUTIVES

              (As Amended and Restated Effective February 6, 2003)

Section 1. PURPOSE. To provide a long-term incentive opportunity for certain members of senior management based on the Company's success over a period of years.

Section 2. ELIGIBILITY AND PARTICIPATION. The term "Eligible Employee" shall mean a member of the Policy Committee, a Senior Vice President, or, (for years prior to January 1, 2000) a Vice President, and other Senior Officers of the Company or John Hancock Life Insurance Company, or officers of a subsidiary selected by and on such terms as the Chairman of the Board and the President, with the approval of the Directors' Compensation Committee, may determine.

            An Eligible Employee participating in any Performance Cycle shall be a Participant for purposes of that Cycle.

Section 3. PERFORMANCE CYCLES. There will be overlapping three-year Performance Cycles. A new Performance Cycle will commence each January 1. Each calendar year will be a factor in three Performance Cycles. The last Performance Cycle under this Plan shall commence on January 1, 2000.

Section 4. GOALS FOR PERFORMANCE CYCLES. The Directors' Compensation Committee (the "Committee"), in consultation with the Chairman of the Board and the President, shall establish a goal for each Performance Cycle as early in the first year of such cycle as is practicable. As soon as practicable following the end of each Performance Cycle, the Chairman of the Board and the President will report to the Committee on the Company's performance during such cycle and the extent to which the goal has been attained, and, on the basis of its findings in such respect, the Committee shall determine the amount of the liability and the appropriation described in Section 9. In establishing goals and determining such liability, the Committee shall, from time to time, adopt such methods and apply such standards as it shall deem relevant and suitable, taking into consideration both the internal needs of the Company and the effect upon it of anticipated external developments including the performance of its competitors. Such methods and standards shall be included in the principles of the Plan which the Committee shall approve.

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Section 5.  EQUITY RIGHTS.

            A. At the commencement of each Performance Cycle, Participants will be awarded Equity Rights. The number of Equity Rights awarded to each Participant shall be determined by dividing his or her Target Award by 100.


            B. Employees who first become eligible to participate during a Performance Cycle may be granted Equity Rights which are prorated according to the number of months left in the Performance Cycle. Participants who are promoted during a Performance Cycle may be granted additional Equity Rights which are prorated according to the number of months left in the Performance Cycle.

            C. In the event that the goal described in Section 4 is exactly met at the end of any Performance Cycle, each Equity Right will be worth $100.00. The maximum value of an Equity Right at the end of any Performance Cycle shall be $300.00. If the Value of the Equity Right is zero at the end of any Performance Cycle, all Equity Rights will be eliminated for that Performance Cycle.

            D. At the end of a Performance Cycle, the value of an Equity Right between zero and $300.00 will be determined on a leveraged basis in accordance with the principles of the Plan.

            E. Except as otherwise determined by the Committee, effective as of the calendar year beginning January 1, 2001, no additional Equity Rights shall be awarded under the Plan. For Equity Rights awarded prior to January 1, 2000 for which a Performance Cycle is not yet completed as of that date, and for the Equity Rights awarded for the calendar year 2000, the value of the Equity Rights as of January 1, 2000 shall be adjusted for the remainder of the Performance Cycle based on the goals established by the Committee for the years beginning on or after January 1, 2000, such goals to be based on measurements related to the Company's return on equity and the earnings per share of the Company's common stock, as determined by the Committee.

Section 6.  TARGET AWARD.

            A. The Target Award for each Participant for a Performance Cycle shall be the Participant's salary as of the first pay period in the first year of each Performance Cycle multiplied by that percentage determined by the Committee.

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            B.   The Target Award which shall be determined for each Participant may be zero or more, but in general shall be based on the following guideline percentage of a Participant's salary:

                 Chairman of the Board                  100%

                 President and CEO                      100%

                 Other Policy Committee Members          70%

                 Senior Vice President                   50 - 70%

                 Vice President                          20 - 45%

                 Other Eligible Employees        (as recommended by the
                                                 Chairman of the Board or
                                                 President).

            C. Notwithstanding the above or other provisions of the Plan (other than the second paragraph of Section 7.B), the Board of Directors, for members of the Policy Committee, and the Committee, for all other eligible Participants, may, in its discretion, establish Special Target Awards, on a case by case basis, for specified individuals for a particular Performance Cycle. The Equity Rights associated with these Special Target Awards shall vest at the end of the third Vesting Date described in Section 7.A and shall be surrendered and become payable, subject to the elections under Sections 7.C and 8., no later than the next March 15, or the next business day if March 15 falls on a Saturday, Sunday or holiday. For Special Target Awards awarded to individuals who were within 5 years of their normal retirement date on June 8, 1998, a Performance Cycle in progress at the time of the individual's normal retirement date under the Company's pension plan shall continue to its normal completion and payments of the Equity Rights associated with these Special Target Awards shall be surrendered and become payable, subject to the elections under Sections 7.C and 8., no later than the next March 15 following the end of the Performance Cycle or the Participant's date of retirement. The Special Target Awards and rules established under this subparagraph shall be in lieu of a Participant's general Target Awards under the Plan.

Section 7.  VESTING, SURRENDER AND DEFERRAL OF EQUITY RIGHTS.

            A. Vesting. The Vesting Date for each year shall be January 1. Except as otherwise provided herein, Equity Rights for each Performance Cycle shall vest in three installments commencing upon the completion of the Performance Cycle. One-third shall vest on the Vesting Date next following the end of the Performance Cycle, and one-third shall vest on each of the two succeeding Vesting Dates. Notwithstanding the above

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            sentences, if a Participant attains his normal retirement date under the John Hancock Financial Services, Inc. Pension Plan, his Equity Rights shall vest on his actual retirement date; provided, however, that a Chairman of the Board who retired prior to January 1, 2002, shall continue to participate in the remaining Performance Cycles under the Plan.

            Effective as of January 1, 2000, the value of all unvested Equity Rights shall be adjusted for the remainder of the vesting period based on the goals established by the Committee, such goals to be based on measurements related to the Company's return on equity, as determined by the Committee.

            B. SURRENDER. Equity Rights not subject to an election under either paragraphs C of this Section or Section 8 shall be deemed surrendered on the Vesting Date, and payment therefore shall be made in cash no later than the next March 15, or the next business day if March 15 falls on a Saturday, Sunday or holiday.

            Notwithstanding anything provided for in paragraph A of this Section, or Section 6.C (relating to Special Target Awards), effective as of January 1, 2001, Equity Rights for each completed Performance Cycle shall vest in full on the Vesting Date next following the completion of the Performance Cycle, such Equity Rights not subject to an election under either paragraph C of this Section or Section 8 shall be deemed surrendered on the Vesting Date, and payment therefore shall be made in cash no later than the next March 15, or the next business day if March 15 falls on a Saturday, Sunday or holiday. For Performance Cycles that ended prior to December 31, 2000, any remaining Equity Rights under those Performance Cycles not previously surrendered or deferred and not subject to an election under either paragraph C of this Section or
            Section 8 shall be deemed vested and surrendered on January 1, 2001, and payment therefore shall be made in cash no later than March 15, 2001.

            C. DEFERRAL. A Participant may elect to defer the surrender of Equity Rights in order to keep such rights in the Plan until (1) a specific Vesting Date not less than five years from the date of election or (2) the Vesting Date next following the Participant's retirement. Notwithstanding an election to defer the surrender of Equity Rights to a specific Vesting Date, the deferral period shall end as of the Vesting Date next following the Participant's actual retirement if earlier than the specified Vesting Date. An election to defer must be made, on a form and in a manner approved by the Company, on or before the last day of the calendar year preceding the year in which Equity Rights become vested. Except as otherwise provided herein, Equity Rights shall be deemed surrendered on the Vesting Date which ends the deferral period, and payment therefore shall be made in cash as soon thereafter as practicable.

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            D.   FORM OF BENEFIT. If a deferral election is made in accordance with Paragraph C, the Participant may make a further election during the calendar year that is at least 12 months prior to the year in which the deferral ends, to have his benefit paid in one of the following methods of payment:

                 1)   lump sum,

                 2) annual installments for a period specified by the Participant, commencing on the deferral date elected by the Participant under Paragraph C and terminating no later than twenty (20) years from said date.

            Unless a Participant makes an election under Section 8, if a Participant fails to make this election under this paragraph, payment shall be made in a lump sum as provided in Paragraph B of this Section.

            Notwithstanding the above, if the payment date occurs prior to the lapse of the restrictions on deferred stock units under Section 8.B, the payment date with respect to the restricted deferred stock units will not occur until the month following the lapse of such restrictions, in the form elected under this Paragraph D.

            E. INTEREST ON DEFERRALS. If a Participant makes a deferral election under this Paragraph C, interest on his deferred payments shall be added to and shall become part of the deferred payments. The interest rate shall be the average annual rate of interest for that year for ten-year Treasury Constant Maturities and the determination of the interest rate to be credited and the calculation of interest due under this Article shall be subject to the sole discretion and authority of the Company. The Company shall be entitled to establish rules and procedures to facilitate the calculations described herein.

            F. DEFERRED STOCK UNITS. Notwithstanding the above paragraph, effective as of January 1, 2000, (or for members of the Policy Committee, February 5, 2001), a Participant may elect (in increments of 25%, 50%, 75%, or 100%) to invest his deferred payments in the form of deferred stock units of the Company. For all deferred payments under the Plan, this shall be a one-time election. Deferred stock units are not actual shares of stock and cannot be settled in or surrendered for shares of stock. Instead, they are distinct investments administered by the Company under this Plan that provide a return on the deferred amount equal to the return that would occur if the deferred amount were actually used to purchase shares of common stock of the Company ("JHFS Stock"), including the immediate reinvestment of cash dividends when

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            paid into shares of JHFS Stock. Holders of deferred stock units have no voting rights or any attributes of stock ownership other than such equivalent economic return. The number of deferred stock units received by each Participant electing under this paragraph upon each deferral shall be equal to the amount of each deferral divided by the per share Fair Market Value (as then defined in the Company's 1999 Long-Term Stock Incentive Plan) of JHFS Stock on the effective date of the deferral.

Section 8.  Purchase of JHFS Stock

            A. Effective as of January 1, 2000 (February 5, 2001 for members of the Policy Committee), Participants who are actively employed on the date of payment may elect to utilize up to 50% (in increments of 25% or 50%) of any payments under this Plan to purchase shares of JHFS Stock; provided, however, that a Chairman of the Board who retired prior to January 1, 2002, shall be eligible for this election for payments made in 2002 and 2003. If this election is made, PaineWebber, Inc. (or any successor agent hereafter appointed) acting as an independent agent, will purchase JHFS Stock on the open market on behalf of the electing Participant, provided that, at the option of the Compensation Committee, in lieu of any or all such open market purchases, the Company may issue and sell such shares of JHFS Stock as Stock Awards under the John Hancock Financial Services, Inc. 1999 Amended and Restated Long-Term Stock Incentive Plan (the "1999 Stock Plan") with the number of shares issued to be determined based on a price per share equal to the fair market value of a share of the JHFS Stock as determined by the Compensation Committee.

            B. A Participant who purchases JHFS Stock (or deferred stock units) pursuant to Paragraph A of this Section shall be provided with a matching number of shares of JHFS Stock (or deferred stock units) equal to 25% (50% in the years 2000 and 2001 for Participants other than members of the Policy Committee, and 50% in the years 2001 and 2002 for Participants who are members of the Policy Committee) of the number of shares of JHFS Stock (or deferred stock units) purchased under Paragraph A of this Section. The additional JHFS Stock provided under this paragraph ("Restricted JHFS Stock") shall be provided under the 1999 Stock Plan. The additional deferred stock units ("Restricted deferred stock units") shall be held in an unfunded account on behalf of the Participants. Both the Restricted JHFS Stock and the Restricted deferred stock units shall be subject to forfeiture by the Participant if (i) his employment with the Company, or an affiliate, terminates within three years of the purchase of the Restricted JHFS Stock (or the establishment of the Restricted deferred stock units), except if such termination results from retirement with the Company's consent, death or disability, or (ii) if the Participant sells any of the JHFS Stock purchased under paragraph A of this section within three years of the purchase of that stock. The Committee in its discretion may instead provide (as to some or all new awards of Restricted JHFS Stock and Restricted deferred stock units and some or all of those previously awarded and

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outstanding) that the above descried forfeiture conditions shall lapse as to portions of such Restricted JHFS Stock and Restricted deferred stock units on a periodic installment or other incremental "vesting" basis over the course of such three year periods, provided that in no event shall any such alternative "vesting" apply to any Restricted JHFS Stock or Restricted deferred stock units which have already been forfeited. In addition, the restrictions will cease to apply and any Restricted JHFS Stock and Restricted deferred stock units subject to such restrictions will become nonforfeitable if there is a Change in Control of the Company, as defined in the John Hancock Financial Services, Inc. Pension Plan.

            C. For members of the Policy Committee who previously purchased JHFS Stock with their own funds or through a loan program provided by the Company, the following special rules shall apply. Such Policy Committee member may apply the stock purchased and still held against the amount of JHFS Stock (or deferred stock units) required to be purchased under Paragraph A. For this purpose, the value of the JHFS Stock purchased by the member of the Policy Committee shall be equal to the fair market value of such JHFS Stock when so applied. If so used, any such purchased JHFS Stock so applied under this paragraph shall be subject to the same restrictions that apply to JHFS Stock purchased under Paragraph A for which a matching amount of Restricted JHFS Stock is awarded and shall not also be applied for purposes of the similar provisions of the Company's Incentive Compensation Plan. The total amount of Restricted JHFS Stock or Restricted deferred stock units provided under Paragraph B shall not be more than would have been provided without the application of this Paragraph C.

Section 9. APPROPRIATIONS. At its next regularly scheduled meeting following each date on which the valuation is published, the Board of Directors shall appropriate a sum of money sufficient to pay for all vested Equity Rights surrendered in that year, including those payable to retired, disabled or terminated Participants.

Section 10. BENEFICIARIES. Participants may elect a beneficiary or beneficiaries to receive payments under the Plan in the event of the Participant's death. The beneficiary or beneficiaries shall be designated on a form provided by the Company. In the event that no beneficiary is designated, payments shall be made to the estate of the Participant.

Section 11. RETIREMENT OR DISABILITY. For each Performance Cycle in progress at a Participant's retirement under the Company's pension plan, or permanent and total disability as determined by the Company, the Participant shall retain that portion of the Equity Rights equal to the elapsed portion of the Performance Cycle on the date of the retirement or disability. The balance of the Participant's Equity Rights for such cycles shall be forfeited.

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            Upon completion of a Performance Cycle, vesting, surrender and deferral will occur as provided in Section 7.

Section 12. DEATH. Upon the death of an active or retired Participant, all Equity Rights for completed Performance Cycles which have not previously vested shall vest.

            For each Performance Cycle in progress at a Participant's death, that portion of the deceased Participant's Equity Rights equal to the elapsed portion of the Performance Cycle at the date of the death shall vest. The balance of the deceased Participant's Equity Rights for Performance Cycles in progress shall be forfeited. All vested Equity Rights subject to a deferral under Paragraph C of Section 7 shall be surrendered by the Company and, along with any unpaid installments under Paragraph D of Section 7, will be paid in a lump sum as soon as practicable after the Participant's death.

            Vesting, where applicable, surrender and valuation of Equity Rights shall occur on the Vesting Date next following the date of death (or on the date of death if it is also a Vesting Date). Payment shall be made as soon thereafter as practicable.

Section 13. HARDSHIP DISTRIBUTION PROVISIONS. A hardship distribution may be paid from deferred vested Equity Rights remaining in the Plan pursuant to
Section 7 upon a finding by the Company that a Participant has incurred a Financial Hardship, as defined below. An amount reasonably necessary to meet the Financial Hardship, up to 100% of the value of such Equity Rights, may be paid, and the value of the deferred Vested Equity Rights remaining in the Plan shall be appropriately reduced to reflect the amount of any such hardship distribution. The hardship distribution shall be made in a lump-sum payment. Applications for hardship distributions shall be made in writing. Written proof of a Financial Hardship may be requested. The Company will determine the date of payment for a hardship distribution.

            For purposes of this section, a Financial Hardship is any unforeseen, unanticipated emergency that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the individual if early withdrawal was not permitted.

Section 14. TERMINATION. Participants whose employment with the Company terminates, other than by retirement, disability or death, shall forfeit all non-vested Equity Rights.

            All vested Equity Rights, including rights subject to a deferral under Paragraph C of Section 7, shall be surrendered at the Vesting Date next following termination (or on the date of termination if it is also a Vesting
Date) and payment thereafter shall be made at the valuation as of that Vesting Date in cash as soon thereafter as practicable. If not so surrendered, the Company reserves the right to declare them forfeited.

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Section 15. OPERATION, AMENDMENT AND TERMINATION.

            A. The Chairman of the Board and the President acting in concert shall carry out provisions of this Plan and are authorized to designate appropriate employees of the Company to act in its behalf for all purposes hereof. In questions involving the operation or interpretation of any provision of the Plan, the determination of the Company shall be final.

            B. The Chairman of the Board and the President, with the approval of the Board of Directors, may, in appropriate individual cases, vary the provisions of Sections 11, 12 and 14 to accommodate special circumstances.

            C. The Committee may at any time terminate this Plan and from time to time amend it or vary its provisions as they apply to any class; provided that the establishment, determination or variation of annual goals or the principles of the Plan referred to in Section 4, shall not be considered an amendment or variation of the Plan. Notwithstanding the foregoing, the termination of the Plan, any amendments thereto, or any variance in its provisions, goals or principles shall in no way reduce the number of Equity Rights in which a Participant is vested or which have been allocated to any Participant with respect to a Performance Cycle which has been completed prior to the date of such termination, amendment or variance.

            Notwithstanding the above, for two years after a Change of Control occurs, the Plan may not be terminated, nor may the Plan be amended if such amendment would serve to reduce the amount of Equity Rights or other benefits provided under this Plan below the amount that would have been payable on the date immediately preceding the date the Change of Control occurred or in any way adversely affect the rate or amount of benefit vesting or benefit accrual as compared to the rate or amount of benefit vesting or benefit accrual in effect on the date immediately preceding the date the Change of Control occurred.

            A "Change of Control" shall be deemed to have occurred if:

            (i) any Person (as defined below) has acquired, "beneficial ownership" (within the meaning of Rule 13d-3, as promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company or John Hancock Life Insurance Company representing 30% or more of the combined Voting Power (as defined below) of the securities of the Company or John Hancock Life Insurance Company; provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change of Control by virtue of an acquisition by any employee benefit plan (or related

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            trust) sponsored or maintained by the Company, John Hancock Life
            Insurance Company, or any Affiliate; or

            (ii) within any 24-month period, the persons who, at the beginning of such period, were members of the Board (the "Incumbent Company Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election to the Board, by at least two-thirds (2/3) of the Incumbent Company Directors then still in office shall be deemed to be an Incumbent Company Director for purposes of this subclause
            (ii); provided, however, that no individual initially elected or nominated for election to the Board as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Company Director; or

            (iii) within any 24-month period, the persons who, at the beginning of such period, were members of the John Hancock Life Insurance Company Board (the "Incumbent John Hancock Life Insurance Company Directors") shall cease to constitute at least a majority of the John Hancock Life Insurance Company Board or the board of directors of any successor to John Hancock Life Insurance Company; provided, however, that any director elected to the John Hancock Life Insurance Company Board, or nominated for election to the John Hancock Life Insurance Company Board, by at least two-thirds (2/3) of the Incumbent John Hancock Life Insurance Company Directors then still in office shall be deemed to be an Incumbent John Hancock Life Insurance Company Director for purposes of this subclause (iii); provided, however, that no individual initially elected or nominated for election to the John Hancock Life Insurance Company Board as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the John Hancock Life Insurance Company Board shall be deemed to be an Incumbent John Hancock Life Insurance Company Director; or

            (iv) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company (a "Company Corporate Event") and immediately following the consummation of which the stockholders of the Company, immediately prior to such Company Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of

            (A) in the case of a merger or consolidation, the surviving or resulting corporation,

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            (B)   in the case of a statutory share exchange, the acquiring
                  corporation,

            (C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Company Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Company Corporate Event, [provided that no Change of Control shall be deemed to have occurred if the Executive is employed, immediately following such Company Corporate Event, by any entity in which the stockholders of the Company immediately prior to such Company Corporate Event hold, directly or indirectly, a majority of the Voting Power];

            Provided that in each case such majority of the Voting Power is represented by securities of the Company that were outstanding immediately prior to such Company Corporate Event (or, if applicable, is represented by shares into which such securities of the Company were converted pursuant to such Company Corporate Event); or

            (v) upon the consummation of a merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of John Hancock Life Insurance Company which has been approved by the stockholders of John Hancock Life Insurance Company (a "John Hancock Life Insurance Company Corporate Event"), and immediately following the consummation of which the stockholders of John Hancock Life Insurance Company immediately prior to such John Hancock Life Insurance Company Corporate Event do not hold, directly or indirectly, a majority of the Voting Power of

            (A) in the case of a merger or consolidation, the surviving or resulting corporation,

            (B) in the case of a statutory share exchange, the acquiring corporation, or

            (C) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant John Hancock Life Insurance Company Corporate Event, holds more than 25% of the consolidated assets of John Hancock Life Insurance Company immediately prior to such John Hancock Life Insurance Company Corporate Event, [provided that no Change of Control shall be deemed to have occurred if the Executive is employed, immediately following such John Hancock Life Insurance Company Corporate Event, by any entity in which the stockholders of John Hancock Life

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                  InsuranceCompany immediately prior to such John Hancock Life
                  Insurance Company Corporate Event hold, directly or indirectly, a majority of the Voting Power];

            Provided that in each case such majority of the Voting Power is represented by securities of John Hancock Life Insurance Company that were outstanding immediately prior to such John Hancock Life Insurance Company Corporate Event (or, if applicable, is represented by shares into which such securities of John Hancock Life Insurance Company were converted pursuant to such John Hancock Life Insurance Company Corporate Event); or

            (vi) any other event occurs which the Board or the John Hancock Life Insurance Company Board declares to be a Change of Control.

            D. Upon termination of the Plan, all Equity Rights for a completed Performance Cycle shall vest. Non-vested Equity Rights for Performance Cycles that are not completed shall be forfeited. Vested Equity Rights must be surrendered for cash at their value on the Vesting Date next preceding the effective date of the Plan termination or the effective date if it is also a Vesting Date. The provisions of Section 7 shall apply in the event of a Plan termination.

            E. Equity Rights and amounts received upon surrender of Equity Rights shall be excluded from the base for computing benefits under, or contributions to, benefit plans maintained by the Company for its employees.

            F. The Plan is intended to be a non-qualified, unfunded, deferred compensation plan. The Company will not be required to reserve, segregate or deposit any funds or assets of any kind to meet the obligations hereunder. Nothing in this Plan will give a Participant, a Participant's beneficiary or any other person any equity or other interest in the assets of the Company, or create a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. Any rights that a Participant, beneficiary or other person may have under this Plan shall not be assignable by any such person. Nothing contained herein shall prevent the Company, in its sole discretion, from establishing a trust, including a so-called rabbi trust, for the purpose of providing for the payment of obligations arising under the Plan. The assets of such trust shall remain subject to the claims of the Company's creditors, and no Participant shall have any interest in the assets of such trust. The Company shall have no further obligation with respect to amounts paid from any such trust.

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            G.   The Company may adopt any rules and procedures it deems
            appropriate to provide for the orderly and efficient administration of the Plan.

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